                            SPECIMEN UNIT CERTIFICATE

    NUMBER                                                            UNITS
U-
  -----------

SEE REVERSE FOR
    CERTAIN
  DEFINITIONS

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                                                                           CUSIP

          UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES
THAT                ---------------------------------------------------------

is the owner
of                  ----------------------------------------------------- Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of Vector Intersect Security Acquisition Corp., a
Delaware corporation (the "Company"), and one warrant (the "Warrant"). Each
Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a business combination with a target business or (ii) ______________, 2006 and will expire unless exercised before
5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption
(the "Expiration Date"). The Common Stock and Warrant comprising the Units represented by this certificate will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until the Company files an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering. The terms of the
Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and
are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
  ------------------------------        ----------------------------------
  Chairman of the Board                 Secretary

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                                    CORPORATE
                                      SEAL
                                      2005
                                    DELAWARE

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -  as tenants in common

         TEN ENT  -  as tenants by the entireties

         JT TEN  -  as joint tenants with right of survivorship
                    and not as tenants in common

UNIF GIFT MIN ACT -                Custodian
                    --------------           -------------
                        (Cust)                  (Minor)
                        under Uniform Gifts to Minors
                        Act
                            ------------------------------
                                       (State)

Additional Abbreviations may also be used though not in the above list.

         For value received, ___________________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF
               ASSIGNEE

---------------------------------------

---------------------------------------

--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                       2

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                           Units
--------------------------------------------------------------------------
represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
      ------------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment
                                                must correspond with the name as
                                                written upon the face of the
                                                certificate in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatever.

                                       3

Signature(s) Guaranteed:

--------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).

                                       4